As filed with the Securities and Exchange Commission on June 17, 2014
Registration No. 333-36598

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________________________________________
Weatherford International public limited company
(Exact name of registrant as specified in its charter)

Ireland (State or other jurisdiction of incorporation or organization)	98-0606750 (I.R.S. Employer Identification Number)
Bahnhofstrasse 1 6340 Baar, Switzerland (Address of Principal Executive Offices)	N/A (Zip Code)

Weatherford International, Inc. 1998 Employee Stock Option Plan, as amended;
Weatherford International, LLC 401(k) Savings Plan
(Full title of the plan)
___________________________________________

Alejandro Cestero
Weatherford International plc
Vice President, Co-General Counsel and Corporate Secretary
2000 St. James Place
Houston, Texas 77056
(713) 836-4000
(Name, address and telephone number, including area code, of agent for service)
___________________________________________

with copy to:

Jonathan B. Newton
Baker & McKenzie LLP
700 Louisiana, Suite 3000
Houston, Texas 77002
(713) 427-5000
___________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 to Registration Statement on Form S-8, Registration No. 333-36598 (as amended, this “Registration Statement”) is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by Weatherford International plc, a public limited company organized under the laws of Ireland (“Weatherford Ireland”), as the successor issuer to Weatherford International Ltd., a Swiss joint‑stock corporation (“Weatherford Switzerland”), to reflect a merger transaction whereby Weatherford Ireland became the new public holding company and the parent of the Weatherford group of companies (the “Merger”). The Merger was effected through a merger agreement between Weatherford Switzerland and Weatherford Ireland, dated as of April 2, 2014, pursuant to which each registered share of Weatherford Switzerland was cancelled as consideration for the allotment of one ordinary share of Weatherford Ireland (excluding shares held by, or for the benefit of, Weatherford Switzerland or any of its subsidiaries). In connection with the Merger, Weatherford Ireland assumed Weatherford Switzerland’s obligation to deliver shares under the Weatherford International, Inc. 1998 Employee Stock Option Plan, as amended and the Weatherford International, LLC 401(k) Savings Plan (collectively, the “Plans”). Consequently, ordinary shares of Weatherford Ireland will henceforth be issuable under the Plans in lieu of the registered shares of Weatherford Switzerland. Weatherford Ireland hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the United States Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

The following documents, which Weatherford Switzerland or Weatherford Ireland has filed with the Commission pursuant to the Exchange Act, are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

1.	Weatherford Switzerland’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Commission on February 25, 2014;

2.	Weatherford Switzerland’s Amendment No. 1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Commission on April 16, 2014;

3.	Weatherford Switzerland’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, as filed with the Commission on April 29, 2014;

4.
Weatherford Switzerland’s Current Reports on Form 8-K (other than information furnished rather than filed and corresponding information furnished under Item 9.01 or included as an exhibit thereto) filed with the Commission on February 3, 2014, February 25, 2014, March 4, 2014, April 2, 2014, April 10, 2014, April 24, 2014 and June 17, 2014;

5.
Weatherford Ireland’s Current Report on Form 8-K, as filed with the Commission (other than information furnished rather than filed and corresponding information furnished under Item 9.01 or included as an exhibit thereto) on June 17, 2014; and

6.	The description of Weatherford Ireland’s Ordinary Shares contained in Item 8.01 of Weatherford Ireland’s Current Report on Form 8-K, as filed with the Commission on June 17, 2014.

Each document filed by Weatherford Ireland with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than information furnished rather than filed and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit thereto), subsequent to the date of this Registration Statement and prior to the filing of any further post-effective amendment to this Registration Statement which indicates that all securities offered herby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein, in any amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently-filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel

Not applicable.

Item 6.    Indemnification of Directors and Officers

Weatherford Ireland’s memorandum and articles of association confer an indemnity on its directors and officers, which is limited by the Irish Companies Acts 1963-2013 (the “Irish Companies Acts”). The Irish Companies Acts prescribe that such an indemnity, in effect, only permits a company to pay the costs or discharge the liability of a director or the secretary in defending proceedings, whether civil or criminal, in which judgment is given in his or her favor or in which he or she is acquitted, or where an Irish court otherwise grants relief because the director or the secretary acted honestly and reasonably and ought fairly to be excused. This restriction in the Irish Companies Acts does not apply to executives who are not directors or the secretary of Weatherford Ireland. Any provision whereby an Irish company seeks to indemnify its directors or its secretary over and above this shall be void under Irish law, whether contained in its articles of association or any contract between the director and the Irish company.

Weatherford Ireland’s articles of association also contain indemnification and expense advancement provisions for persons who are not directors or the secretary of Weatherford Ireland.

Irish companies may take out directors and officers liability insurance as well as other types of insurance, for their directors and officers.

In addition, Weatherford Ireland and Weatherford International Ltd. (“Weatherford Bermuda”), a Bermuda exempted company and wholly owned, indirect subsidiary of Weatherford Ireland have entered (and/or, if required, any other subsidiary of Weatherford Ireland may enter) into indemnification agreements (or deed poll indemnities) with or as to each of Weatherford Ireland’s directors and certain officers as well as with individuals serving as directors, officers, employees, agents or fiduciaries of our subsidiaries or any other company, corporation, joint venture, trust, employee benefit plan or other entity or enterprise or by reason of anything done or not done by such person in any capacity providing for the indemnification of, and advancement of expenses to, these persons to the fullest extent permitted by law.

Under Irish law, a company may not exempt any director or the secretary from liability for negligence, default, breach of duty or breach of trust of which he or she may be guilty in relation to the company. However, where a breach of duty has been established, directors or the secretary may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.

Item 7.    Exemption From Registration Claimed

Not applicable.

Item 8.    Exhibits

The following documents are filed as a part of this registration statement or incorporated by reference herein:

Exhibit Number	Description

4.1
Memorandum and Articles of Association of Weatherford International public limited company (incorporated by reference to Exhibit 3.1 to Weatherford International plc’s Current Report on Form 8-K filed on June 17, 2014).

4.2
Weatherford International, Inc. 1998 Employee Stock Option Plan, as amended (incorporated by reference to Exhibit 10.18 to Weatherford International plc’s Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 10, 2004).

5.1	Opinion of Matheson regarding the legality of securities being registered.
23.1	Consent of KPMG LLP.
23.2	Consent of Ernst & Young LLP.
23.3	Consent of Matheson (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to the Registration Statement).

Item 9.    Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post‑Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on June 17, 2014.
WEATHERFORD INTERNATIONAL PLC

By:	/s/Dr. Bernard J. Duroc-Danner
Dr. Bernard J. Duroc-Danner
President, Chief Executive Officer, Chairman of the Board
and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dr. Bernard J. Duroc-Danner and Alejandro Cestero, and each of them (with full power to act alone), as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated below on June 17, 2014.

Signature	Title
/s/Dr. Bernard J. Duroc-Danner Dr. Bernard J. Duroc-Danner	President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)
/s/Krishna Shivram Krishna Shivram	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/Douglas M. Mills Douglas M. Mills	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/David J. Butters David J. Butters	Director
/s/John D. Gass John D. Gass	Director
/s/Francis S. Kalman Francis S. Kalman	Director
/s/William E. Macaulay William E. Macaulay	Director
/s/Robert K. Moses, Jr. Robert K. Moses, Jr.	Director
/s/Dr. Guillermo Ortiz Dr. Guillermo Ortiz	Director
/s/Sir Emyr Jones Parry Sir Emyr Jones Parry	Director
/s/Robert A. Rayne Robert A. Rayne	Director
/s/Alejandro Cestero Alejandro Cestero	Authorized U.S. Representative

EXHIBIT INDEX

Exhibit Number	Description

4.1
Memorandum and Articles of Association of Weatherford International public limited company (incorporated by reference to Exhibit 3.1 to Weatherford International plc’s Current Report on Form 8-K filed on June 17, 2014).

4.2
Weatherford International, Inc. 1998 Employee Stock Option Plan, as amended (incorporated by reference to Exhibit 10.18 to Weatherford International plc’s Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 10, 2004).

5.1	Opinion of Matheson regarding the legality of securities being registered.
23.1	Consent of KPMG LLP.
23.2	Consent of Ernst & Young LLP.
23.3	Consent of Matheson (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to the Registration Statement).